AMENDMENT TO THE
ADVISORS SERIES TRUST
TRANSFER AGENT SERVICING AGREEMENT

  THIS AMENDMENT dated as of the 16th day of March, 2012, to the Transfer Agent Servicing Agreement, dated as of June 8, 2006, as amended (the "Agreement"), is entered into by and between Advisors Series Trust, a Delaware statutory trust (the "Trust") and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into a Transfer Agent Servicing Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add a fund; and

WHEREAS, Section 12 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the following:

Exhibit Y is hereby superseded and replaced with Amended Exhibit Y attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ADVISORS SERIES TRUST	U.S. BANCORP FUND SERVICES, LLC

By: /s/Douglas G. Hess	By: /s/Michael R. Mcvoy

Printed Name: Douglas G. Hess	Printed Name: Michael R. McVoy

Title: President	Title: Executive Vice President

Orinda – 3/2012

AmendedExhibit Y to the Advisors Series Trust Transfer Agent Agreement

Name of Series
Orinda SkyView Multi-Manager Hedged Equity Fund
Orinda SkyView Macro Opportunities Fund

Multiple Series Trust TRANSFER AGENT & SHAREHOLDER SERVICES ACCOUNT SERVICES FEE SCHEDULE at March, 2011

Annual Service Charges to the Fund*
■ Base Fee Per CUSIP	$ /year
■ NSCC Level 3 Accounts up to 12,000 accounts	$ /open account
■ NSCC Level 3 Accounts over 12,000 accounts	$ /open account
■ No-Load Fund Accounts	$ /open account
■ Load Fund Accounts	$ /open account
■ Closed Accounts	$ /closed account
Services Included in Annual Base Fee Per CUSIP
■ DST NSCC Charge
Activity Charges
■ Manual Shareholder Transaction & Correspondence	$ /event
■ Omnibus Account Transaction	$ /transaction
■ Telephone Calls	$ /minute
■ Voice Response Calls	$ /call
■ Daily Valuation/Manual 401k Trade	$ /trade
CUSIP Setup Charge
■ $ / CUSIP
Out-Of-Pocket Expenses
Including but not limited to telephone toll-free lines, call transfers, mailing, sorting and postage, stationery, envelopes, service/data conversion, AML verification services, special reports, record retention, processing of literature fulfillment kits, lost shareholder search, disaster recovery charges, ACH fees, Fed wire charges, NSCC charges, voice response (VRU) maintenance and development, data communication and implementation charges, and travel.
Additional Services
Available but not included above are the following services - FAN Web shareholder e-commerce, FAN Mail electronic data delivery, Vision intermediary e-commerce, client Web data access (MFx Portal), client dedicated line data access, programming charges, training, Short-Term Trader reporting, cost basis reporting, Excessive Trader, 12b-1 aging, investor e-mail services, dealer reclaim services, shareholder performance statements, Same Day Cash Flow System, money market fund service organizations, charges paid by investors, literature fulfillment, physical certificate processing, Jumbo pricing, expedited CUSIP setup, sales reporting & 22c-2 reporting (MARS), electronic statements (Informa), and additional services mutually agreed upon.

*Subject to annual CPI increase, Milwaukee MSA.
Fees are billed monthly.

Advisor’s Signature not needed as only a new fund is being added and the fees on all these schedules are remaining the same

Amended Exhibit Y (continued) to the Advisors Series Trust Transfer Agent Agreement

TRANSFER AGENT & SHAREHOLDER SERVICES SUPPLEMENTAL SERVICES - E-COMMERCE SERVICES FEE SCHEDULE at March, 2011

FAN Web
Shareholder internet access to account information and transaction capabilities through a hyperlink at the fund group web site.  Shareholders access account information, portfolio listing fund family, transaction history, purchase additional shares through ACH, etc.
▪ FAN Web Premium (Fund Groups over 50,000 open accounts)
    − Implementation - $ /fund group – includes up to 25 hours of technical/BSA support
    − Annual Base Fee - $ /year
▪ FAN Web Select (Fund Groups under 50,000 open accounts)
    − Implementation - $ /fund group – includes up to 10 hours of technical/BSA support
    − Annual Base Fee - $ /year
▪ FAN Web Direct (API) – Quoted Separately
▪ Customization - $ /hour
▪ Activity (Session) Fees:
    − Inquiry - $ /event
    − Account Maintenance - $ /event
    − Transaction – financial transactions, reorder statements, etc. - $ /event
    − New Account Set-up - $ /event (Not available with FAN Web Select)
▪ Strong Authentication:
    − $ /month per active FAN Web ID (Any ID that has had activity within the 180-day period prior to the billing cycle)

FAN Mail
Financial planner mailbox provides transaction, account and price information to financial planners and small broker/dealers for import into a variety of financial planning software packages.
▪ Base Fee Per Management Company – file generation and delivery - $ /year
▪ Per Record Charge
    − Rep/Branch/ID - $
    − Dealer - $
▪ Price Files - $ or $ /user per month, whichever is less

Vision Mutual Fund Gateway
Permits broker/dealers, financial planners, and RIAs to use a web-based system to perform order and account inquiry, execute trades, print applications, review prospectuses, and establish new accounts.
▪ Inquiry Only
    − Inquiry - $ /event
    − Per broker ID - $ /month per ID
▪ Transaction Processing
    − Implementation - $ /management company
    − Transaction – purchase, redeem, exchange, literature order - $ /event
    − New Account Setup – $ /event
    − Monthly Minimum Charge - $ /month

Vision Electronic Statements
Provides the capability for financial intermediaries to access electronic statements via the Vision application.*
▪ Implementation Fees
    − Develop eBusiness Solutions Software - $ /fund group
    − Code Print Software - $ /fund group
▪ Load charges
    − $ /image
▪ Archive charge (for any image stored beyond 2 years)
    −   $ /document

*Normal Vision ID and activity charges also apply.

Amended Exhibit Y (continued) to the Advisors Series Trust Transfer Agent Agreement

TRANSFER AGENT & SHAREHOLDER SERVICES SUPPLEMENTAL SERVICES - E-COMMERCE SERVICES FEE SCHEDULE at March, 2011

Client Web Data Access
USBFS client on-line access to fund and investor data through USBFS technology applications and data delivery and security software.
▪  Setup: MFx Portal - $
▪  Service - $ /user per month
▪  Access to the following systems included:
    − BDS – Statement Storage and Retrieval
    − ReportSource – Mainframe T/A Report Library
    − T/A Imaging – Thin Client AWD
    − FundSource – Comprehensive Fund Information
    − 3270 – T/A Mainframe Access
▪  Custom Electronic File Exchange (DDS of delivery of TIP files) - $ one time setup fee
   - $ /file per month maintenance fee

Client Dedicated Line Data Access
For USBFS clients requiring continuous on-line access to USBFS shareholder accounting systems, such as for client call center support:
▪  $ /year per workstation for TA2000 AWD access
▪  Plus data communications setup and monthly charges based upon location and bandwidth
▪  Plus training billed at hourly rates plus out-of-pocket expenses

Programming Charges
▪  $ /hour
▪  Charges incurred for customized services based upon fund family requirements including but not limited to:
    - Fund setup programming (transfer agent system, statements, options, etc.) – estimate 10 hours per CUSIP
    - Select reports – shareholder system queries for customized reporting, mailings, etc.
    - File transmissions of client requested shareholder data file extracts
    - Conversion programming
    - Customized service development
    - Voice response system setup (menu selections, shareholder system integration, testing, etc.) – estimated at 3 hours per fund family
    - All other client specific customization and/or development services

Transfer Agent Training Services
▪  On-site at USBFS - $ /day
▪  At client location - $ /day plus travel and out-of-pocket expenses

Amended Exhibit Y (continued) to the Advisors Series Trust Transfer Agent Agreement

TRANSFER AGENT & SHAREHOLDER SERVICES SUPPLEMENTAL SERVICES FEE SCHEDULE at March, 2011

Short-Term Trader – Software application used to track and/or assess transaction fees that are determined to be short-term trades. Service can be applied to some or all funds within a fund family. Fees will be applied if the fund(s) have a redemption fee.

■ 90 days or less:	$ /open account
■ 91-180 days:	$ /open account
■ 181-270 days:	$ /open account
■ 271 days – 1 year:	$ /open account
■ 1 year – 2 years:	$ /open account

Cost Basis Reporting – Annual reporting of shareholder cost basis for non-fiduciary direct accounts based upon an average cost single category basis calculation.
▪  $ /direct open account per year

Excessive Trader – Software application that monitors the number of trades (exchanges, redemptions) that meet fund family criteria for excessive trading and automatically prevents trades in excess of the fund family parameters.
▪  $ setup /fund group of 1-5 funds, $ setup /fund group of over 5 funds
▪  $ /account per year

12b-1 Distribution Fee Aging – Aging shareholder account share lots in order to monitor and begin assessing 12b-1 fees after a certain share lot age will be charged at $ per open account per year.

E-Mail Services – Services to capture, queue, monitor, service and archive shareholder e-mail correspondence:
▪  $ setup /fund group
▪  $ /month administration
▪  $ /received e-mail correspondence

Dealer Reclaim Services – Services reclaim fund losses due to the pricing differences for dealer trade adjustments such as between dealer placed trades and cancellations.  There will be no correspondence charges related to this service.
▪  $ /fund group per month

Shareholder Performance Statements – We have a variety of features available for providing account or portfolio level performance information on investor statements.  Actual costs will depend upon specific client requirements.
▪  Setup - $ /fund group
▪  Annual Fee - $ /open and closed account

Same Day Cash Flow
▪  Implementation (one time charge) & Recurring Charges (monthly)
    -   5 Users – $
    - 10 Users – $
    - 20 Users – $
    - 30 Users – $
    - 40 Users – $
    - 50 Users – $
▪  Training
    - Webex - $ /user
    - On Site - $ /day
▪  Real Time Data Feeds
    - Implementation (per feed) - $ /hour (8 hour estimate)
    - Recurring (per feed) - $ /month

Amended Exhibit Y (continued) to the Advisors Series Trust Transfer Agent Agreement
TRANSFER AGENT & SHAREHOLDER SERVICES SUPPLEMENTAL SERVICES FEE SCHEDULE at March, 2011

FAF Money Market Fund Service Organizations
▪  $ /money market share class per year
▪  Out-of-pocket expenses (see Transfer Agent Fee Schedule)

Charges Paid by Investors
Shareholder accounts will be charged based upon the type of activity and type of account, including the following:

Qualified Plan Fees
▪  $ /qualified plan account or Coverdell ESA account (Cap at $ /SSN)
▪  $ /transfer to successor trustee
▪  $ /participant distribution (Excluding SWPs)
▪  $ /refund of excess contribution
▪  $ /reconversion/recharacterization

Additional Shareholder Paid Fees
▪  $ /outgoing wire transfer or overnight delivery
▪  $ /telephone exchange
▪  $ /return check or ACH or stop payment
▪  $ /research request per account (Cap at $ /request) (This fee applies to requests for statements older than the prior year)

Literature Fulfillment Services*
▪  Account Management
    − $ /month (account management, lead reporting and database administration)
▪  Out-of-Pocket Expenses
    − Kit and order processing expenses, postage, and printing
▪  Inbound Teleservicing Only
    − Account Management - $ /month
    − Call Servicing - $ /minute
▪  Lead Conversion Reporting (Closed Loop)
    − Account Management-            $ /month
    − Database Installation, Setup - $ /fund group
    − Specialized Programming -       (Separate Quote)*

*Fees exclude postage and printing charges.

Physical Certificate Processing – Services to support the setup and processing of physical certificated shares for a fund family:
▪  $ setup/fund group
▪  $ /certificate transaction

Jumbo Pricing (JUMBO)– allows grouping of accounts for the purpose of calculating the advanced commission paid to a dealer.
▪  $ /account group per year

Expedited CUSIP Setup - $ /CUSIP (Less than 35 days)

Amended Exhibit Y (continued) to the Advisors Series Trust Transfer Agent Agreement MARS SALES REPORTING & COMPLIANCE SERVICES SUPPLEMENTAL SERVICES FEE SCHEDULE at March, 2011

System Implementation Cost
▪ $ - $ - Includes TA2000 data and standard data interfaces*
▪ $ /hour – Software or report customization

Monthly Service Fee
▪  $ – Standard monthly service fee

Monthly Base Module Fees (Per user)
▪  $ – MARS Base 22c-2 Compliance Module
    − 22c-2 Rules definition, workflow process management, data request manager, account, and transactions
▪  $ – MARS Base Sales and Asset Reporting Module
    − Data cleaning, and sales & asset reports with sales views
▪  $ – MARS Base Core CRM Module
    − Firm, branch, rep profiles, activity management, calendar, tickler, security & administration, and rep import

Optional Services (Monthly per user unless otherwise noted)
▪  $ – Channel/territory manager (included in base fee for CRM Module)
▪  $ – Customer/account module
▪  $ – MARS omnibus reconciliation manager
▪  $ – Supermarket platform reporting module
▪  $ – Data quality module (only one license needed)
▪  $ – Handheld module
▪  $ – Handheld implementation (one time only)
▪  $ – Mapping integration module
▪  $ – Multiple Windows Module (only one license needed)
▪  $ – Document Management Module (only one license needed)
▪  $ – Profiling Module (only one license needed)

Discovery-RIATM Database Integration
▪  Discovery-RIATM Implementation:  $ – One-time set-up fee
▪  Discovery-RIATM Integration:  $ – Only one user license needed if client does not already have Discovery license (monthly fee)
▪  Discovery-RIATM License:  $ – Fee per user per month

MARS Training
▪  $ /day plus travel and out-of-pocket expenses

Enhanced Support Services (Monthly fee)
▪  $ - $ – Basic support components, data scrubbing (cleaning of firm, branch, and rep information), database query requests, compliance report monitoring/review/analysis, compliance workflow assistance, and business requirements analysis.

NSCC SDR Fees
▪  Line maintenance fee $ /month
▪  Line use fee $ /hour
▪  Transaction fee $ / records

* Standard data interfaces refers to intermediary files already developed and implemented within the MARS application. All other file feeds will be subject to the standard hourly rate for development and implementation. Any additional costs that may be charged by intermediaries/NSCC for data feeds are not included.